UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

Charlotte’s Web Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56364	98-1508633
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Tech Court Louisville, Colorado	80027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 617-7303

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2024, Charlotte’s Web Holdings, Inc. (the “Company”) announced that Jared Stanley, its Chief Commercial Officer, will leave the employment of the Company effective June 13, 2024. Mr. Stanley will continue as a consultant for the Company pursuant to a certain Consulting Agreement dated June 13, 2024. Under this Consulting Agreement, Mr. Stanley will receive a bi-weekly payment of $5,769.23, plus reimbursement of reasonable expenses.

Mr. Stanley’s decision to end his employment with the Company does not relate to any disagreement with the Company, its management or the board of directors on any matter relating to the Company’s operations, policies or practices, including with respect to the Company’s accounting principles, practices or financial statement disclosures.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual general meeting of shareholders of the Company held on June 13, 2024, the Company’s shareholders voted on the following proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2024 and on SEDAR on April 29, 2024. The total number of votes cast at the annual general meeting was 62,034,339, representing 39.4% of the total number of votes attached to the outstanding voting shares of the Company.

Proposal No. 1: To set the number of directors of the Company at six.

The shareholders ratified the setting of the number of directors of the Company at six (6) directors.

Votes For	Votes Against
59,803,233	2,231,106

Proposal No. 2: To elect directors for the forthcoming year.

The shareholders voted to elect the following individuals as directors of the Company until the next annual meeting of shareholders at which election of directors is considered, or until his or her successor is duly elected or appointed:

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jonathan Atwood	23,194,494	1,312,418	37,527,427
Matthew McCarthy	23,263,588	1,243,324	37,527,427
Angela McElwee	23,322,998	1,183,914	37,527,427
Maureen Usifer	23,337,133	1,169,779	37,527,427
Jared Stanley	23,333,518	1,173,394	37,527,427
William Morachnick	23,295,258	1,211,654	37,527,427

Proposal No. 3: To appoint Ernst & Young LLP as auditors for the ensuing fiscal year ending December 31, 2024 and the authorization of the board of directors to fix the remuneration to be paid to the auditors.

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s auditors for the ensuing fiscal year ending December 31, 2024 and the authorization of the board of directors to fix the remuneration of the auditors.

Votes For	Votes Withheld
60,881,613	1,152,726

Proposal No. 4: Approval of unallocated awards under the Amended 2018 Long-Term Incentive Plan

The shareholders approved the unallocated awards under the Amended 2018 Long-Term Incentive Plan.

Votes For	Votes Against
22,243,360	2,263,552

Item 7.01	Regulation FD Disclosure.

 On June 14, 2024, the Company issued a press release announcing the results from its 2024 annual general and special meeting of shareholders held on June 13, 2024 via live audio webcast. A copy of the press release is filed as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Description

99.1*	Press release issued by Charlotte’s Web Holdings, Inc. on June 14, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

* Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

Date: June 14, 2024	By:	/s/ Stephen Rogers
Stephen Rogers
Senior Vice President - General Counsel and Corporate Secretary